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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, .C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  April 23, 1998



                                SITEL CORPORATION
             (Exact name of registrant as specified in its charter)



   Minnesota                         1-12577                    47-0684333
(State or jurisdiction of        (Commission File           (I.R.S. Employer
incorporation or organization)         Number)             Identification No.)



                          111 SOUTH CALVERT, SUITE 1910
                           BALTIMORE, MARYLAND  21202
                                 (410) 659-5700
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  ____________________________________________










This 8-K consists of 3 pages.
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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

      In connection with its subsidiary's acquisition of all of the outstanding shares of Telebusiness Holdings ("Telebusiness") on January 31, 1997, the registrant agreed to issue up to a total of 34,199 shares to certain employees who continued to be employed by Telebusiness for certain periods after the closing. In satisfaction of this provision of the acquisition agreement, the registrant issued on April 23, 1998 a total of 10,742 shares of its Common Stock to five employees of Telebusiness and will issue up to the remaining 23,457 shares to up to seven additional employees of Telebusiness at various dates through January 31, 1999 (collectively, "these shares"). These shares were (or will be) issued in consideration of the acquisition of the shares of Telebusiness and such employees continuing to be employed by Telebusiness for certain periods after the closing. These shares were (or will be) issued outside the United States in reliance on multiple exemptions from registration, including without limitation Regulation S.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  May 4, 1998              SITEL Corporation



                                By:  /s/Michael P. May
                                     _______________________________________
                                     Michael P. May, Chief Executive Officer